EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated August 10, 2006 on the statement of condition and related bond portfolios of Van Kampen Unit Trusts, Municipal Series 616 (Pennsylvania Insured Municipals Income Trust, Series 310) as of August 10, 2006 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.

                                                          GRANT THORNTON LLP

New York, New York
August 10, 2006